Exhibit 3(b)

                            AMENDED BUSINESS CERTIFICATE

              The undersigned hereby certify that a certificate of business under the assumed name

                             60 EAST 42ND ST. ASSOCIATES

         for the conduct of business at 60 East 42nd Street, New York, New York, was filed in the office of the County Clerk New York County, State of New York, on the 30th day of September, 1958, under index number 8453/58B; that the last amended certificate was filed on the 26th day of December, 1995 in the office of said County Clerk under index number 8453/58B.

              It is hereby further certified that this amended certificate is made for the purposes of more accurately setting forth the facts recited in the original certificate or the last amended certificate and to set forth the following changes in such facts.*

         MARTIN DE. NEWMAN, residing at 535 Park Avenue New York, New York 11021, has been succeeded as a partner by THOMAS N. KELTNER, JR., residing at 1111 Park Avenue, New York, New York 10128.

         MELVYN H. HALPER, residing at 9 Latonia Road, Rye Brook, New York 10573 has been succeeded as a partner by JOHN L. LOEHR, residing at 286 Alpine Circle, River Vale, New Jersey 07675.

         C. MICHAEL SPERO, residing at 1165 Park Avenue, New York, New York 10128 has been succeeded as a partner by RICHARD A. SHAPIRO residing at 38 Flint Street, Larchmont, New York 10538.

         The members of 60 East 42nd St. Associates now consist of:

         Donald A. Bettex, Ralph W. Felsten, Stanley Katzman, Thomas N. Keltner, Jr., John L. Loehr, Peter L. Malkin and Richard Shapiro.

              In Witness Whereof, the undersigned have as of the 2nd day of April, 1996 made and signed this certificate.

         /s/ Martin D. Newman               /s/ Thomas N. Keltner, Jr.
         MARTIN D. NEWMAN                   THOMAS N. KELTNER, JR.

         /s/ Melvyn H. Halper               /s/ John L. Loehr
         MELVYN H. HALPER                   JOHN L. LOEHR

         /s/ C. Michael Spero               /s/ Richard A. Shapiro
         C. MICHAEL SPERO                   RICHARD A. SHAPIRO

         /s/Ralph W. Felsten
         RALPH W. FELSTEN
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         State of New York, County of New York       ss.:

              On this 11th day of March, 1996, before me personally appeared MARTIN D. NEWMAN, MELVYN H. HALPER, C. MICHAEL SPERO, THOMAS N. KELTNER, JR., JOHN L. LOEHR, RICHARD A. SHAPIRO and RALPH W. FELSTEN, to me known and known to me to be the individuals described in and who executed the foregoing certificate, and they thereupon duly acknowledged to me that they executed the same.

                                            /s/ Maria Gioe
                                            Notary Public
                                            State of New York
                                            No. 4798576
                                            Qualified in Suffolk County
                                            Commission Expires 8/31/96





































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